Pricing Supplement dated July 9, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                   $2,250,000
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to two (2) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 July 9, 2007

Issuance Date:                July 12, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Six Month Notes:

       Valuation Date:        January 8, 2008

       Maturity Date:         January 11, 2008

       Coupon Payment         August 10, 2007, September 11, 2007, October 11,
       Date (s):              2007, November 9, 2007 and December 11, 2007 and
                              January 11, 2008

Twelve Month Notes:

       Valuation Date:        July 8, 2008

       Maturity Date:         July 11, 2008

       Coupon Payment         August 10, 2007, September 11, 2007, October 11,
       Date (s):              2007, November 9, 2007 and December 11, 2007,
                              January 11, 2008, February 11, 2008, March 11,
                              2008, April 11, 2008, May 9, 2008, June 11, 2008
                              and July 11, 2008

Reference Stock:

 No.   Principal   Reference Stock              Ticker   Coupon    Strike   Barrier     Term       Monitoring Method       CUSIP
 ---   ----------  ---------------              ------   -------   -------  --------    ----       -----------------       -----
        Amount                                            Rate      Price    Price
        ------                                            ----      -----    -----
157    $1,100,000  Titanium Metals Corporation    TIE     15.50%   $34.01   $25.51     6 months   Close of Trading Day    78008ELS4

158    $1,150,000  General Motors Corporation     GM      13.60%   $36.77   $27.58    12 months   Close of Trading Day    78008ELT2

Term:                         As set forth above

Initial Share Price:          The closing price of the Reference Stock on the
                              Pricing Date

Final Share Price:            The closing price of the Reference Stock on the
                              Valuation Date

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii)   (a) for notes subject to Intra-Day
                                     Monitoring, at any time during the
                                     Monitoring Period, the trading price of
                                     the Reference Stock is less than the
                                     Barrier Price, or

                                     (b) for notes subject to Close of
                                     Trading Day Monitoring, on any day
                                     during the Monitoring Period, the
                                     closing price of the Reference Stock is
                                     less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

     Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

     The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

     The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                              Proceeds to Royal Bank of
                       Price to Public              Agent's Commission                 Canada
                       ---------------              ------------------                 ------
Per Note
RevCon No. 157                   100%                     1.50%                        98.50%
                          $1,100,000                    $16,500.00                 $1,083,500.00

RevCon No. 158                   100%                      2.00%                        98.00%
                          $1,150,000                    $23,000.00                 $1,127,000.00

                         RBC Capital Markets Corporation
                                  July 9, 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.

                                      If the closing            If the closing
                                    market price of the        market price of the
                                      Reference Stock           Reference Stock
                                    does not fall below         falls below the
                                   the Barrier Price on         Barrier Price on
                                    any day during the         any day during the   Hypothetical
                                    Monitoring Period:         Monitoring Period:     Physical
                                                                                      Delivery       Hypothetical
                                       Hypothetical              Hypothetical         Amount as      Cash Delivery
       Hypothetical Final               Payment at                Payment at          Number of        Amount as
   Share Price as Percentage           Maturity as               Maturity as        Shares of the    Percentage of
              of                      Percentage of             Percentage of         Reference      Initial Share
      Initial Share Price            Principal Amount          Principal Amount         Stock            Price
      -------------------            ----------------          ----------------         -----            -----
            200.00%                     100.00%                      100.00%             n/a               n/a
            175.00%                     100.00%                      100.00%             n/a               n/a
            150.00%                     100.00%                      100.00%             n/a               n/a
            125.00%                     100.00%                      100.00%             n/a               n/a
            100.00%                     100.00%                      100.00%             n/a               n/a
            95.00%                      100.00%                  Physical or Cash         10             95.00%
                                                                 Delivery Amount
            90.00%                      100.00%                  Physical or Cash         10             90.00%
                                                                 Delivery Amount
            85.00%                      100.00%                  Physical or Cash         10             85.00%
                                                                 Delivery Amount
            80.00%                      100.00%                  Physical or Cash         10             80.00%
                                                                 Delivery Amount
            79.50%                        n/a                    Physical or Cash         10             79.50%
                                                                 Delivery Amount
            50.00%                        n/a                    Physical or Cash         10             50.00%
                                                                 Delivery Amount
            25.00%                        n/a                    Physical or Cash         10             25.00%
                                                                 Delivery Amount
             0.00%                        n/a                    Physical or Cash         10              0.00%
                                                                 Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (TIE): 5.40% of each stated interest payment (15.50% in total) will be treated as an interest payment and 10.10% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): 5.40% of each stated interest payment (13.60% in total) will be treated as an interest payment and 8.20% of each stated interest payment (13.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of RBC's Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that RBC (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that RBC (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Titanium Metals Corporation: The common stock of Titanium Metals Corporation is traded on the New York Stock Exchange under the symbol "TIE." According to publicly available information, Titanium Metals Corporation supplies titanium metal products. The titanium products are used in aerospace, industrial, and emerging applications. The Company converts rutile ore into sponge, melts and refines ingot and slab, and manufactures mill products and castings. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o General Motors Corporation: The common stock of General Motors Corporation is traded on the New York Stock Exchange under the symbol "GM." According to publicly available information, General Motors Corporation manufactures and sells vehicles worldwide under various brand names. The Company also has financing and insurance operations. In addition, General Motors produces products and provides services in other industries, such as wireless communications. Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.



Historical Information

The graphs beginning on the next page set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first and second quarter of 2007 and the period from July 1, 2007 through July 9, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                              Titanium Metals Corp.
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                               Pricing of the          Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004                2.587                   1.06                     2.4925
     4/1/2004             6/30/2004                2.6975                  1.7938                   2.3138
     7/1/2004             9/30/2004                3.1125                  2.3                      2.9325
    10/1/2004            12/31/2004                3.325                   2.3138                   3.0175

     1/1/2005             3/31/2005                5.0625                  2.9125                   4.5
     4/1/2005             6/30/2005                7.1875                  3.8775                   7.0988
     7/1/2005             9/30/2005               10.6                     6.1575                   9.89
    10/1/2005            12/30/2005               19.86                    8.5625                  15.815

     1/1/2006             3/31/2006               25.92                   15.9575                  24.275
     4/1/2006             6/30/2006               47.625                  24.5                     34.38
     7/1/2006             9/29/2006               34.88                   22.77                    25.28
    10/1/2006            12/29/2006               33.92                   23.2                     29.51

     1/1/2007             3/31/2007               38.85                   27.74                    35.88
     4/1/2007             6/30/2007               39.8                    30.3                     31.9
     7/1/2007              7/9/2007               34.52                   32.14                    34.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                               Pricing of the          Pricing of the          Closing Price of
   Period-Start           Period-End          Reference Stock         Reference Stock           the Reference
       Date                  Date                 in ($)                  in ($)                 Stock in ($)
       ----                  ----                 ------                  ------                 ------------
     1/1/2004             3/31/2004               55.55                   44.72                    47.1
     4/1/2004             6/30/2004               50.04                   42.88                    46.59
     7/1/2004             9/30/2004               46.93                   40.53                    42.48
    10/1/2004            12/31/2004               43.29                   36.9                     40.06

     1/1/2005             3/31/2005               40.8                    27.98                    29.39
     4/1/2005             6/30/2005               36.65                   24.67                    34
     7/1/2005             9/30/2005               37.7                    30.21                    30.61
    10/1/2005            12/30/2005               31.5                    18.33                    19.42

     1/1/2006             3/31/2006               24.6                    18.47                    21.27
     4/1/2006             6/30/2006               30.56                   19                       29.79
     7/1/2006             9/29/2006               33.64                   27.12                    33.26
    10/1/2006            12/29/2006               36.56                   28.49                    30.72

     1/1/2007             3/31/2007               37.24                   28.81                    30.64
     4/1/2007             6/30/2007               38.66                   28.86                     37.8
     7/1/2007              7/9/2007               38.27                   35.98                    36.77


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about July 12, 2007, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.



Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                   $2,250,000



                                   [RBC LOGO]



                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                  July 9, 2007